Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 001-41137) pertaining to the Constellation Employee Savings Plan of our report dated June 21, 2023, with respect to the financial statements and supplemental schedule of the Constellation Employee Savings Plan included in this Annual Report (Form 11-K) for the period from February 1, 2022 (inception date) to December 31, 2022.

/s/ MITCHELL & TITUS, LLP
Chicago, Illinois
June 21, 2023